AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 2009

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

23-3016517

(I.R.S. Employer Identification No.)

409 Silverside Road

Wilmington, DE 19809

(302) 385-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Betsy Z. Cohen

Chief Executive Officer

The Bancorp, Inc.

409 Silverside Road

Wilmington, Delaware 19809

(302) 385-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Baur Whittlesey, Esq.

Mark E. Rosenstein, Esq.

Ledgewood, P.C.

1900 Market Street, Suite 750

Philadelphia, PA 19103

(215) 731-9450

From time to time after this registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share	45,220	$1,000(1)	$45,220,000(1)	$1,778
Warrant to purchase Common Stock	1	(2)	(2)	(2)
Common Stock underlying Warrant, par value $1.00(3)	1,960,405	$3.50(4)	$6,861,418(4)	$270
Totals:			$52,081,418	$2,048

(1)	Estimated solely for purposes of calculating the registration fee.
(2)	Pursuant to Rule 457(g) under the Securities Act, there is no fee payable with respect to the warrant.
(3)	In addition to the 1,960,405 shares of common stock issuable upon exercise of the warrant, such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in the warrant, are also being registered hereunder pursuant to Rule 416.
(4)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices of our common stock as reported on the Nasdaq Global Market on January 9, 2009, which was $3.50 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

THE BANCORP, INC.

Fixed Rate Cumulative Perpetual Preferred Stock, Series B

Warrant to Purchase Common Stock

Common Stock

We issued a total of 45,220 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, liquidation preference $1,000 per share, (which we refer to as our Series B preferred stock) to the United States Department of the Treasury in a private placement transaction that closed on December 12, 2008, as part of the Troubled Assets Relief Program Capital Purchase Program. In the same transaction, we issued to the United States Department of the Treasury a warrant (which we refer to as the Warrant) to purchase 1,960,405 shares of our common stock.

The Series B preferred stock pays cumulative dividends at the rate of 5.00% of the liquidation preference per year, payable on February 15, May 15, August 15 and November 15 of each year, in arrears, until, but excluding, February 15, 2014, and from that date and thereafter at the rate of 9.00% of the liquidation preference per year. The term of the Series B preferred stock is perpetual. We may not redeem the Series B preferred stock prior to February 15, 2012, unless we redeem the Series B preferred stock with the proceeds of an offering of perpetual preferred stock or common stock that (1) qualifies as Tier 1 capital for bank regulatory purposes and (2) results in gross proceeds to us of not less than $11,305,000. Any redemption of the Series B preferred stock will be at $1,000 per share plus any accrued and unpaid dividends and shall be subject to the approval of our primary federal banking regulator, the Board of Governors of the Federal Reserve System.

Shares of the Series B preferred stock generally do not have voting rights. The Series B preferred stock and the Warrant are not listed on any national securities exchange. Pursuant to a registration rights agreement, we have agreed to file the shelf registration statement of which this prospectus is part, permitting the resale of the Series B preferred stock, the Warrant and the common stock issuable upon the exercise of the Warrant.

The selling securityholder identified in this prospectus may offer from time to time up to 45,220 shares of the Series B preferred stock, all or any portion of the Warrant and up to 1,960,405 shares of common stock issuable upon exercise of the Warrant. The Series B preferred stock, the Warrant and the shares of common stock issuable upon exercise of the Warrant may be offered in market transactions, in negotiated transactions or otherwise, and at prices and on terms which will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution” on page 19 for more information on the methods of sale.

This prospectus covers resales by the selling securityholder of the Series B preferred stock, the Warrant and the shares of common stock issuable upon exercise of the Warrant. We will not receive any of the proceeds from the sale by the selling securityholder of the Series B preferred stock, the Warrant and the shares of common stock issuable upon exercise of the Warrant.

The Bancorp, Inc. common stock is listed on the NASDAQ Global Market under the symbol “TBBK”. On January 9, 2009, the last reported sale price of The Bancorp, Inc. common stock on the NASDAQ Global Market was $3.50 per share.

If the selling securityholder sells our securities through agents or underwriters, we will include their names and the fees, commissions and discounts they will receive, as well as the net proceeds to us, in the applicable prospectus supplement.

Investing in our securities involves risks. You should read this entire prospectus and any applicable prospectus supplement carefully before you make your investment decision. Please carefully consider the “Risk Factors” beginning on page 7 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS DATED                     , 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration statement, the selling securityholder may, from time to time, sell the offered securities described in this prospectus in one or more offerings. We will not receive any proceeds from the resale by such selling securityholder of the offered securities described in this prospectus.

Additionally, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling securityholder. We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the shelf registration statement. We have omitted parts of the shelf registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the shelf registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described under the caption “Where You Can Find More Information” in this prospectus.

In this prospectus, “Bancorp,” “we,” “our,” “ours,” and “us” refer to The Bancorp, Inc., which is a financial holding company headquartered in Wilmington, Delaware, and its subsidiaries on a consolidated basis, unless the context otherwise requires.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

Forward-looking statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make or which are incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements. We discuss risks to which we are subject in our reports to the SEC which we incorporate by reference in this prospectus.

We caution you not to place undue reliance on these forward-looking statements which speak only as of the date of this prospectus, the date of the prospectus supplement or the date of any document incorporated by reference in this prospectus or in a prospectus supplement, as applicable. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or applicable prospectus supplement, or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at http://www.thebancorp.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference,” below, the information contained on our website or the SEC website is not intended to be incorporated reference in this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

•	Our Current Reports on Form 8-K filed February 15, 2008, May 29, 2008, November 17, 2008, November 25, 2008 and December 16, 2008.

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 10, 2004.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of this offering made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update and supersede information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Attention: Martin F. Egan

The Bancorp, Inc.

409 Silverside Road

Wilmington, Delaware 19809

(302) 385-5000

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

THE COMPANY

We are a Delaware financial holding company with a wholly owned subsidiary, The Bancorp Bank, which we refer to as the Bank. Through the Bank, we provide a wide range of commercial and retail banking products and services to both regional and national markets. We were formed in 1999 and commenced operations in July 2000. From our formation until February 2004 we were the sole stockholder of the Bank. In February 2004, the Bank completed a public offering of its common stock which resulted in our holding 32.7% of the Bank’s common stock. In December 2004, we completed a reorganization with the Bank which resulted in the Bank once again becoming our wholly-owned subsidiary.

Regionally, our target market is the greater Philadelphia-Wilmington metropolitan area, consisting of the 12 counties surrounding Philadelphia and Wilmington including Philadelphia, Delaware, Chester, Montgomery, Bucks and Lehigh Counties in Pennsylvania, New Castle County in Delaware and Mercer, Burlington, Camden, Ocean and Cape May Counties in New Jersey. We believe that changes in this market have created an underserved base of small and middle-market businesses and high net worth individuals that are interested in banking with a company headquartered in, and with decision-making authority based in, the Philadelphia-Wilmington area. We believe that our presence in the area provides us with insights as to the local market and, as a result, with the ability to tailor our products and services, and particularly the structure of our loans, more closely to the needs of our targeted customers. We seek to develop overall banking relationships with our targeted customers so that our lending operations serve us a generator of deposits and our deposit relationships serve a source of loan assets. We believe that our regional presence also allows us to oversee and further develop our existing customer relationships.

To serve our regional customers, we provide a full range of retail and commercial banking services, including a variety of checking, savings and other interest-bearing accounts. We feature accounts with no required minimum balance, no service fees, rebates on ATM fees, free debit Visa check card, overdraft protection plans and, on our interest-bearing accounts, competitive interest rates. Our business lending services focus on secured loans and lines of credit, construction loans and customized equipment and vehicle leasing programs. Our consumer lending services focus on home equity loans, personal and home equity lines of credit, personal installment loans and vehicle leasing.

Nationally, we provide banking services to the members and employees of organizations or businesses, which we call affinity group banking. We provide online banking under the name of and through the facilities of the affinity group, referred to as “private label” banking, and offer an affinity group the ability to customize the banking services offered on the website to respond to the needs and preferences of its members. Our affinity group relationships serve as a source of deposits and also as a source for loans, such as home equity lines of credit, where credit decisions are primarily statistically-based. We also offer customized and secure program development and card-issuing services to national stored value (prepaid) card program managers and participate in the stored value market of cards branded with network or association logos such as Visa, MasterCard and Discover.

As part of our national affinity group banking operations, we have developed a system for processing credit and debit card transactions for independent sales organizations and their merchant members that is a source of fee income for us and, because the merchant members must maintain accounts with us, a source of low-cost deposits. By using our services rather than those of other banks, independent service organizations remove potential competitors from the relationship between the independent service organization and its merchant customers, since we do not offer any products comparable to those of the independent service organization. Our infrastructure allows us to process a high volume of transactions that permit merchant customers to access the card associations and debit networks at a significantly lower cost. We offer end-to-end services, which means that we believe we have the ability to fulfill all of our customers’ needs with respect to merchant card services and funds transfers. We market all banking services through a variety of sales channels that includes affinity groups and independent sales organizations and financial institutions.

Our customers access our banking services through our website, or the website of their affinity group, from any personal computer with a web browser, and obtain cash withdrawals from automated teller machines. As a result, we do not maintain a branch bank system.

Our offices are located at 409 Silverside Road, Wilmington, Delaware 19809 and our telephone number is (302) 385-5000. We also maintain executive offices at 1818 Market Street, Philadelphia, Pennsylvania 19103. Our web address is http://www.thebancorp.com. We do not incorporate by reference into this prospectus any material from our website.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the sections “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which have been filed with the SEC and incorporated herein by reference, in addition to the other information contained in this prospectus, in an applicable prospectus supplement, or incorporated by reference herein, before purchasing any of our securities. Any of these risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us. In any such case, you could lose all or a portion of your original investment.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

The following table shows our ratio of earnings to fixed charges, and our ratio of earnings to combined fixed charges and preference dividends, for the periods indicated.

	Nine months ended September 30,	Year ended December 31,
	2008	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges(1)	0.95	1.44	1.56	1.66	1.32	1.11
Ratio of combined fixed charges and preferred stock dividends to earnings(2)	0.94	1.44	1.56	1.76	1.38	1.16

(1)	We calculate the ratio of earnings to fixed charges by dividing our earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) the portion of rent expense representing an interest factor.
(2)	We calculate the ratio of earnings to combined fixed charges and preference security dividends by dividing earnings by the sum of fixed charges and preference security dividends.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Series B preferred stock, the Warrant or the shares of common stock for which the Warrant is exercisable offered by this prospectus or any accompanying prospectus supplement. We will receive proceeds from the sale of common stock upon exercise of the Warrant, which we will use for general corporate purposes. See “Selling Securityholder” below.

DESCRIPTION OF SERIES B PREFERRED STOCK

The following is a brief description of the terms of the Series B preferred stock that may be resold by the selling securityholder. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, including the certificate of designations with respect to the Series B preferred stock, copies of which have been filed with the SEC.

General

Under our certificate of incorporation, as amended, we have authority to issue up to 5,000,000 shares of preferred stock, par value $1.00 per share. Of such number of shares of preferred stock, 2,000,000 shares have been designated as Series A preferred stock and 45,220 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series B. As of January 8, 2009, 108,136 shares of Series A preferred stock were issued and outstanding. All of the shares of Series B preferred stock were issued to the selling securityholder in a transaction exempt from the registration requirements of the Securities Act.

Dividends Payable On Shares of Series B Preferred Stock

Holders of shares of Series B preferred stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series B preferred stock with respect to each dividend period from December 12, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series B preferred stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series B preferred stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series B preferred stock are payable to holders of record of shares of Series B preferred stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series B preferred stock, we must provide written notice to the holders of shares of Series B preferred stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

Priority of Dividends and Payments Upon Liquidation

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series B preferred stock will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the Series B preferred stock; and

•

at least equally with all other equity securities designated as ranking on a parity with the Series B preferred stock, or parity stock, including shares of our Series A preferred stock, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

So long as any shares of Series B preferred stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, we ma not pay or declare any dividends on our common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series B preferred stock for all prior dividend periods, other than:

•

purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by any of our broker-dealer subsidiaries, of which we currently have none, solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•

purchases or other acquisitions by any of our broker-dealer subsidiaries, of which we currently have none, for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not us or a subsidiary of us, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 12, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefore, on the Series B preferred stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series B preferred stock), with respect to the Series B preferred stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series B preferred stock from time to time out of any funds legally available for such payment, and the Series B preferred stock shall not be entitled to participate in any such dividend.

Redemption

The Series B preferred stock may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $11,305,000, which equals 25% of the aggregate liquidation amount of the Series B preferred stock on the date of issuance. In such a case, we may redeem the Series B preferred stock, subject to the approval of Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us after December 12, 2008, to persons other than us or our subsidiaries, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as Tier 1 capital at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.

After February 15, 2012, the Series B preferred stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Series B preferred stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series B preferred stock have no right to require the redemption or repurchase of the Series B preferred stock.

If we seek to redeem fewer than all of the outstanding shares of Series B preferred stock, we will select the shares we will redeem either pro rata from the holders of record of shares of Series B preferred stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series B preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series B preferred stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series B preferred stock designated for redemption will not affect the redemption of any other Series B preferred stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place of redemption and the number of shares of Series B preferred stock we will redeem (and, if less than all shares of Series B preferred stock held by the applicable holder, the number of shares we will redeem from the holder).

Shares of Series B preferred stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series B preferred stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series B preferred stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series B preferred stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series B preferred stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series B preferred stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series B preferred stock has been paid in full to all holders of Series B preferred stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series B preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series B preferred stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series B preferred stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series B preferred stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Global Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series B preferred stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of Bancorp will be reduced by the number of preferred stock directors that the holders of Series B preferred stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series B preferred stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series B preferred stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series B preferred stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of organization, the vote or consent of the holders of at least 66 2/3% of the shares of Series B preferred stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our articles of organization to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series B preferred stock with respect to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up;

•

any amendment, alteration or repeal of any provision of the certificate of designations for the Series B preferred stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series B preferred stock; or

•

any consummation of a binding share exchange or reclassification involving the Series B preferred stock or of a merger or consolidation of us with another entity, unless the shares of Series B preferred stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series B preferred stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series B preferred stock, taken as a whole.

To the extent of the voting rights of the Series B preferred stock, each holder of Series B preferred stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of Series B preferred stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series B preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series B preferred stock to effect the redemption.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the warrant that may be resold by the selling securityholder. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for 1,960,405 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $45,220,000, which is equal to 100% of the aggregate liquidation preference of the Series B preferred stock, the number of shares of common stock underlying the warrant then held by the selling securityholder will be reduced by 50%. The number of shares subject to the warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the warrant is $3.46 share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before December 12, 2018, by surrender of the warrant together with a completed notice of exercise and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The notice of exercise form to be completed is attached as an annex to the Warrant. The exercise price may be paid either by the withholding by us of such number of shares of common stock issuable upon exercise of the warrants as equals the value of the aggregate exercise price of the warrants determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that otherwise would have been issuable upon exercise of the warrant. We will at all times reserve from our authorized but unissued common stock the aggregate number of shares for which the warrant may be exercised.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability

The initial selling securityholder may not transfer a portion of the warrant with respect to more than 980,202 shares of common stock until the earlier of the date on which we have received aggregate gross proceeds from a qualified equity offering of at least $45,220,000 or December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, or subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of December 12, 2011 and the date the initial warrantholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•

in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act or using the exemption from registration provided by Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 12, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary dividends, the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving us and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF COMMON STOCK

General

We have the authority to issue 20,000,000 shares of common stock, par value $1.00 per share. As of January 8, 2009, we had 14,563,919 shares of common stock outstanding

The following description of the material terms of our common stock and of our certificate of incorporation, as amended, and bylaws is only a summary. You should refer to our certificate of incorporation and bylaws which are included as exhibits to the registration statement of which this prospectus is a part for their complete terms.

Voting rights

Each share of common stock is entitled to one vote on all matters presented to shareholders, including the election of directors. There is no cumulative voting in the election of directors.

Dividends

We may pay dividends as declared from time to time by the board of directors out of funds legally available for that purpose. See the Securities Purchase Agreement and Certificate of Designations, filed as exhibits to the registration statement of which this prospectus is a part, and Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2007, which we refer to as our 2007 10-K and which is incorporated by reference in this prospectus, under the caption “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” for a description of our dividend policy and contractual limitations on our ability to pay dividends and Item 1 of our 2007 10-K under the captions “Regulatory Restrictions on Dividends,” “Prompt Corrective Action,” “Federal Regulation” and “Delaware Regulations” for statutory and regulatory restrictions on our ability to pay dividends.

Liquidation

In the event we dissolve, liquidate or wind up, common shareholders are entitled to receive a pro rata portion of our assets remaining after payment or provision for payment of all of our debts and liabilities and payment of the liquidation preference of any outstanding preferred stock.

No Preemptive Rights; Redemption

Common shareholders are not entitled to preemptive rights. Our common shares are not subject to call or redemption.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OUR CERTIFICATE OF

INCORPORATION AND BYLAWS

We summarize various provisions of Delaware law, our certificate of incorporation, as amended, and our bylaws in the following paragraphs. These provisions may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for his or her shares.

Certificate of incorporation and bylaws

Our certificate of incorporation and bylaws contain provisions that may be deemed to be “anti-takeover” in nature. These provisions are the authorization of 20,000,000 shares of common stock, the authorization of 5,000,000 shares of preferred stock and the elimination of preemptive rights.

We authorized the shares of common stock and preferred stock and the elimination of preemptive rights for common stock to provide our board of directors with as much flexibility as possible to issue additional shares, without further shareholder approval, for corporate purposes, including financings, acquisitions, stock dividends, stock splits, employee incentive plans and similar purposes. These additional shares, however, may also be used by the board of directors to deter future attempts to gain control over us. Moreover, because a shareholder does not have preemptive rights, he or she does not have a right to subscribe for a proportionate part of any such issuance.

Delaware law

We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the Delaware General Corporation Law. Under Section 203 of the General Corporation Law, a Delaware corporation may not engage in any business combination with any interested shareholder for a period of three years following the date such shareholder became an interested shareholder, unless:

•	before such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•

upon completion of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding:

•	shares owned by persons who are directors and also officers, and

•	employee stock plans, in certain instances; or

•

on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders by at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

Section 203 defines an interested shareholder of a corporation to be any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) who:

•	owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation; or

•

is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person (and any affiliate or associate of such person) is an interested shareholder.

Section 203 defines business combinations to include certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested shareholder.

The restrictions imposed by Section 203 will not apply to a corporation if:

•	the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203; or

•

the corporation, by the action of shareholders holding majority of outstanding voting stock, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203.

We have not opted out of Section 203. Section 203 could under certain circumstances make it more difficult for a third party to gain control of us, deny shareholders the receipt of a premium on their common stock and may reduce the price at which the common stock may be sold.

Federal banking law

Federal law pertaining to bank holding companies and banks also may have an anti-takeover effect. See Item 1 of our 2007 10-K under the caption “Federal Regulation – Change in Control”.

PLAN OF DISTRIBUTION

The selling securityholder and its successors, including its transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholder or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•

on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling securityholder may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the Series B preferred stock or the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholder from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholder in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholder and any broker-dealers who execute sales for the selling securityholder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Persons deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Section 10 and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholder. In addition, we will make copies of this prospectus available to the selling securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Market pursuant to Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the Series B preferred stock on any securities exchange or for inclusion of the Series B preferred stock in any automated quotation system unless requested by the initial selling shareholder. No assurance can be given as to the liquidity of the trading market, if any, for the Series B preferred stock. Our common stock is listed on NASDAQ Global Market under the symbol “TBBK.”

We have agreed to indemnify the selling securityholder against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

SELLING SECURITYHOLDER

On December 12, 2008, we issued the securities covered by this prospectus to the United States Department of the Treasury, which is the selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholder are:

•	45,220 shares of Series B preferred stock, representing beneficial ownership of 100% of the shares of Series B preferred stock outstanding on the date of this prospectus;

•	a warrant to purchase 1,960,405 shares of our common stock, representing beneficial ownership of approximately 13.5% of our common stock outstanding as of January 8, 2009; and

•

1,960,405 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 11.9% of our outstanding common stock as of January 8, 2009.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholder. The percentage of beneficial ownership is based on 14,563,919 shares of common stock outstanding on January 8, 2009.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholder may offer the securities for sale. The selling securityholder might not sell any or all of the securities offered by this prospectus. Because the selling securityholder may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholder after completion of the offering.

Other than with respect to the acquisition of the securities, the selling securityholder has not had a material relationship with us.

Information about the selling securityholder may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

EXPERTS

The consolidated financial statements and financial statement schedule of The Bancorp, Inc. and its subsidiary as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 included in our annual report on Form 10-K for the year ended December 31, 2007, which are incorporated by reference in this registration statement and prospectus, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as indicated in its reports which are incorporated by reference in this registration statement and prospectus and given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the Series B preferred stock, the warrant and the common stock offered hereby will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Bancorp (except any underwriting discounts and commissions and expenses incurred by the selling securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholder in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$2,058
Accounting fees and expenses	$20,000
Legal fees and expenses	$30,000
Miscellaneous expenses	$7,942

Total	$60,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the provisions of Section 145 of the Delaware General Corporation Law, the registrant may indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings).

The registrant’s Bylaws provide for indemnification of directors and officers of the registrant to the full extent permitted by applicable law. In accordance with the Delaware General Corporation Law, the registrant’s Certificate of Incorporation contains a provision to limit the personal liability of the directors of the registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the registrant or its stockholders for monetary damages except (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty.

The registrant maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

ITEM 16.	EXHIBITS

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a trustee, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on January 12, 2009.

THE BANCORP, INC.

By:	/s/ MARTIN F. EGAN
MARTIN F. EGAN
Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Betsy Z. Cohen, Frank M. Mastrangelo and Martin F. Egan, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2009.

/S/ BETSY Z. COHEN	Chief Executive Officer and Director
BETSY Z. COHEN

/S/ FRANK M. MASTRANGELO	President, Chief Operating Officer and Director
FRANK M. MASTRANGELO

/S/ MARTIN F. EGAN	Chief Financial Officer and Secretary
MARTIN F. EGAN

/S/ DANIEL G. COHEN	Director
DANIEL G. COHEN

/S/ WALTER T. BEACH	Director
WALTER T. BEACH

/S/ MICHAEL J. BRADLEY	Director
MICHAEL J. BRADLEY

/S/ MATTHEW COHN	Director
MATTHEW COHN

/S/ LEON A. HUFF	Director
LEON A. HUFF

/S/ WILLIAM H. LAMB	Director
WILLIAM H. LAMB

/s/ JAMES J. MCENTEE III	Director
JAMES J. MCENTEE III

/S/ LINDA SCHAEFFER	Director
LINDA SCHAEFFER

/S/ JOAN SPECTER	Director
JOAN SPECTER

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
3.1	Certificate of Incorporation(1)

3.2	Bylaws(1)

3.3	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series B(3)

4.1	Specimen Stock Certificate(2)

4.2	Specimen Series B Preferred Stock Certificate(3)

4.3	Warrant for Purchase of Shares of Common Stock(3)

4.4	Letter Agreement, dated December 12, 2008, between the registrant and the United States Treasury Department, which includes the Securities Purchase Agreement attached thereto(3)

5.1	Opinion of Ledgewood, P.C.

12.1	Statement regarding computation of ratios

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included as part of signature pages to this registration statement)

(1)	Previously filed as an exhibit to the registrant’s registration statement on Form S-4 (File No. 333-117385) filed on July 15, 2004.
(2)	Previously filed as an exhibit to Amendment No. 1 of the registrant’s registration statement on Form S-4 (File No. 333-117385) filed on September 28, 2004.
(3)	Previously filed as an exhibit to the registrant’s current report on Form 8-K filed on December 16, 2008.